UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2004 (April 26, 2004)

UAP HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-113345	11-3708834
(State of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Item 5.    Other Events.

On April 27, 2004, UAP Holding Corp. (“UAP Holdings”) and its wholly-owned subsidiary, United Agri Products, Inc. (“United Agri Products” and together with UAP Holdings, the “Companies”) jointly issued a press release relating to the commencement of tender offers by the Companies for any and all of the outstanding $125,000,000 principal amount at maturity of 10¾% Senior Discount Notes due 2012 issued by UAP Holdings and the outstanding $225,000,000 principal amount of 8 1/4% Senior Notes due 2011 issued by United Agri Products (collectively, the “Notes”). In connection with such tender offers, the Companies are also soliciting consents from the holders of Notes to eliminate most of the restrictive covenants in the indentures under which the Notes were issued and to eliminate the registration rights and liquidated damages provided for in the registration rights agreements applicable to the Notes. The tender offers and consent solicitations are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated April 26, 2004 and related documents.

The consummation of the tender offers and consent solicitations are subject to a number of conditions, as further described in the subject press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document

99.1	Press Release of UAP Holding Corp. and United Agri Products, Inc. dated April 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP. (Registrant)

April 27, 2004

	By:	/s/ TODD A. SUKO

Todd A. Suko Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated April 27, 2004